UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 7, 2017

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

Note Purchase Agreement

On August 11, 2017, Tesla, Inc. (the “Company”) entered into a purchase agreement with Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers named therein, to issue and sell $1.80 billion aggregate principal amount of 5.30% Senior Notes due 2025 (the “Notes”) in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes will be senior unsecured debt obligations of the Company and will initially be guaranteed on a senior unsecured basis by SolarCity Corporation, a wholly-owned subsidiary of the Company (“SolarCity”). The Company intends to use the net proceeds from this offering to strengthen its balance sheet during the period of rapid scaling with the launch of Model 3, and for general corporate purposes. The Company estimates that the net proceeds from this offering will be approximately $1.77 billion, after deducting estimated offering fees and expenses.

ABL Credit Agreement Amendment

On August 11, 2017, the Company and its subsidiary Tesla Motors Netherlands B.V. (“Tesla B.V.” and together with the Company,  collectively, the “Borrowers”), entered into the Seventh Amendment (the “Seventh Amendment”) to the ABL Credit Agreement, dated as of June 10, 2015 (as amended, modified or supplemented, the “Credit Agreement”), among the Borrowers, the lenders party thereto, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other agents party thereto.  The Seventh Amendment amended the Credit Agreement to permit SolarCity to guarantee the Notes, and provides that SolarCity will guarantee the Credit Agreement in connection with its guarantee of the Notes.

Item 8.01  Other Events.

On August 7, 2017, the Company issued a press release announcing its proposed offering of the Notes. On August 11, 2017, the Company issued a press release announcing the pricing of its offering of the Notes.

Such press releases are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this report and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Tesla, Inc., dated August 7, 2017, announcing offering of Notes.

99.2	Press Release of Tesla, Inc., dated August 11, 2017, announcing pricing of its offering of Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja Chief Financial Officer

Date: August 11, 2017